Exhibit (s)

OAKTREE DIVERSIFIED INCOME FUND INC.

POWER OF ATTORNEY

Each of the undersigned directors of Oaktree Diversified Income Fund Inc., a corporation formed under the laws of the State of Maryland (the "Fund"), hereby constitutes and appoints Brian Hurley, Craig Ruckman, and Casey Tushaus with full power to act without the other and with full power of substitution and re-substitution, as his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, and on his or her behalf, in the capacities indicated below, the Registration Statement on Form N-2, including any pre-effective amendments and/or any post effective amendments thereto and any other filings in connection therewith, and to file the same under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Fund, the registration or offering of the Fund's shares of beneficial interest; granting to each such attorney-in-fact and agent full power of substitution and revocation in the premises; and ratifying and confirming any and all that each such attorney-in-fact and agent, or any of them, shall do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney, effective as of the 21st day of November 2024.

/s/ Edward Kuczmarski	/s/ William H. Wright II
Edward Kuczmarski	William H. Wright II
Director	Director

/s/ Stuart McFarland	/s/ Heather Goldman
Stuart McFarland	Heather Goldman
Director	Director

/s/ Susan Schauffert-Tam	/s/ Betty Whelchel
Susan Schauffert-Tam	Betty Whelchel
Director	Director

/s/ Brian Hurley
Brian Hurley
Director